PRICING SUPPLEMENT dated September 27, 2018 (To the Prospectus dated March 30, 2018, the Prospectus Supplement dated July 18, 2016 and the Index Supplement dated July 18, 2016)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-212571
Barclays Bank PLC Global Medium-Term Notes, Series A

$3,743,000 Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

■	Linked to the lowest performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “Index”)
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not guarantee any return of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if the securities are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the closing level of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest performance factor on that calculation day, calculated for each Index as the closing level of that Index on that calculation day divided by its starting level.
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if the closing level of the lowest performing Index on the calculation day for the relevant quarter is greater than or equal to its threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the lowest performing Index is less than its threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The contingent coupon rate is 8.20% per annum.
■	Automatic Call. If the closing level of the lowest performing Index on any of the quarterly calculation days from March 2019 to June 2022, inclusive, is greater than or equal to its starting level, the securities will be automatically called for the original offering price plus the contingent coupon payment otherwise due. The securities will not be subject to automatic call until approximately six months after their issue date.
■	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if the closing level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the original offering price of your securities.
■	The threshold level of each Index is equal to 75% of its starting level.
■	You will not participate in any appreciation of any Index.
■	Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-5 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Documents Related to the Offering of the Securities” on page PS-3 of this pricing supplement. The securities will have the terms specified in the prospectus dated March 30, 2018, the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-13 herein and “Risk Factors” beginning on page S-7 of the prospectus supplement.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-5 of this pricing supplement.

	Original Offering Price(1), (2)	Agent Discount(2)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$21.75	$978.25
Total	$3,743,000.00	$81,410.25	$3,661,589.75
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $967.90 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-4 of this pricing supplement.

(2)	Wells Fargo Securities, LLC and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Investment Description

The Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022 are our unsecured and unsubordinated debt securities that do not provide for fixed payments of interest, do not guarantee any return of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if the securities are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the closing level of the lowest performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “Index”) on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest performance factor on that calculation day, calculated for each Index as the closing level of that Index on that calculation day divided by its starting level. For information about the Indices, please see the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The EURO STOXX 50® Index” in this pricing supplement.

The securities provide:

(i)	quarterly contingent coupon payments at a rate of 8.20% per annum until the earlier of stated maturity or automatic call if the closing level of the lowest performing Index on the applicable quarterly calculation day is greater than or equal to 75% of its starting level;

(ii)	an automatic early call of the securities for an amount equal to the original offering price plus the contingent coupon payment otherwise due if the closing level of the lowest performing Index on any of the quarterly calculation days from March 2019 to June 2022, inclusive, is greater than or equal to its starting level; and

(iii)	if the securities are not automatically called prior to stated maturity, either:

(a)	repayment of the original offering price if the closing level of the lowest performing Index on the final calculation day has not declined by more than 25% from its starting level; or

(b)	full exposure to the decline in the level of the lowest performing Index on the final calculation day from its starting level if the lowest performing Index has declined by more than 25% from its starting level.

If the closing level of the lowest performing Index on any quarterly calculation day is less than 75% of its starting level, you will not receive any contingent coupon payment for the relevant quarter. If the securities are not automatically called prior to stated maturity and the closing level of the lowest performing Index on the final calculation day has declined by more than 25% from its starting level, you will lose more than 25%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the closing level of the lowest performing Index on the final calculation day has declined by more than 25% from its starting level.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will be fully exposed to the decline in the lowest performing Index on the final calculation day if the securities are not automatically called prior to stated maturity and the closing level of the lowest performing Index on the final calculation day has declined by more than 25% from its starting level.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.

The securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index. Unlike those alternative investments, the securities will be subject to the full risks of each Index, with no offsetting benefit from the better performing Indices. The securities are designed for investors who are willing and able to bear this additional risk in exchange for the potential contingent coupon payments that the securities offer. Because the securities may be adversely affected by poor performance by any Index, you should not invest in the securities unless you are willing and able to accept the full downside risks of each Index.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-5 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Additional Documents Related to the Offering of the Securities

You should read this pricing supplement together with the prospectus dated March 30, 2018, as supplemented by the prospectus supplement dated July 18, 2016 and the index supplement dated July 18, 2016 relating to our Global Medium-Term Notes, Series A, of which these securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the accompanying prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or index supplement, the information and terms in this pricing supplement will control.

When you read the prospectus supplement and the index supplement, note that all references to the prospectus dated July 18, 2016, or to any sections therein, should refer instead to the accompanying prospectus dated March 30, 2018, or to the corresponding sections of that prospectus.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated March 30, 2018: http://www.sec.gov/Archives/edgar/data/312070/000119312518103150/d561709d424b3.htm

•	Prospectus Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916132999/a16-14463_21424b3.htm

•	Index Supplement dated July 18, 2016: http://www.sec.gov/Archives/edgar/data/312070/000110465916133002/a16-14463_22424b3.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately four months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-13 of this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is an European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder of the securities further acknowledges and agrees that the rights of the holders of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Investor Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

•	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You do not anticipate that the ending level of the lowest performing Index on the final calculation day will be less than its threshold level, and you are willing and able to accept the risk that, if it is, you will lose more than 25%, and possibly all, of the original offering price at stated maturity.

•	You do not anticipate that the closing level of the lowest performing Index will be less than its threshold level on any calculation day, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You are willing and able to accept the individual market risk of each Index and you understand that poor performance by any Index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Indices.

•	You are willing and able to forgo participation in any appreciation of any Index, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.

•	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Indices, nor will you have any voting rights with respect to the securities composing the Indices.

•	You are willing and able to accept the risk that the securities may be automatically redeemed prior to stated maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

•	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to stated maturity if the securities are not automatically redeemed.

•	You are willing and able to assume our credit risk for all payments on the securities.

•	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

•	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

•	You seek an investment that provides for the full repayment of principal at stated maturity.

•	You anticipate that the ending level of the lowest performing Index on the final calculation day will be less than its threshold level, or you are unwilling or unable to accept the risk that, if it is, you will lose more than 25%, and possibly all, of the original offering price at stated maturity.

•	You anticipate that the closing level of the lowest performing Index will be less than its threshold level on any calculation day, or you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.

•	You are unwilling or unable to accept the individual market risk of each Index or the risk that poor performance by any Index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Indices.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

•	You seek exposure to any upside performance of the Indices or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.

•	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Index, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

•	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Indices.

•	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to stated maturity.

•	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to stated maturity if they are not automatically redeemed.

•	You are unwilling or unable to assume our credit risk for all payments on the securities.

•	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The suitability considerations identified above are not exhaustive. Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-13 of this pricing supplement and the “Risk Factors” beginning on page S-7 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Indices, please see the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The EURO STOXX 50® Index” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Terms of the Securities

Reference Assets[1]:	The Russell 2000® Index (Bloomberg ticker symbol “RTY<Index>”), the S&P 500® Index (Bloomberg ticker symbol “SPX<Index>”) and the EURO STOXX 50® Index (Bloomberg ticker symbol “SX5E<Index>”) (each referred to as an “Index,” and collectively as the “Indices”)
Pricing Date:	September 27, 2018
Issue Date:	October 2, 2018 (T+3)
Stated Maturity Date[2]:	September 29, 2022. If the final calculation day is postponed, the stated maturity date will be the later of (i) September 29, 2022 and (ii) the third business day after the last final calculation day as postponed.
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level.

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 4

Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its threshold level on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a contingent coupon payment date is postponed, the contingent coupon payment, if any, due on that contingent coupon payment date will be made on that contingent coupon payment date as so postponed with the same force and effect as if it had been made on the originally scheduled contingent coupon payment date, with no additional amount accruing or payable as a result of the postponement.
Contingent Coupon Rate:	The “contingent coupon rate” is 8.20% per annum.
Automatic Call:

If the closing level of the lowest performing Index on any of the quarterly calculation days from March 2019 to June 2022, inclusive, is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price plus the contingent coupon payment otherwise due. The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days[2]:	Quarterly, on the 24th day of each March, June, September and December, commencing December 2018 and ending September 2022, provided that the September 2022 calculation day will be September 26, 2022, which is the “final calculation day.”
Call Settlement Date:	Three business days after the applicable calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Payment at Stated Maturity:

If the securities are not automatically called prior to the stated maturity date, you will receive on the stated maturity date a cash payment per security in U.S. dollars equal to the redemption amount (in addition to any contingent coupon payment otherwise due). The “redemption amount” per security will equal:

•

if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level: $1,000; or

•

if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its threshold level.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Index:	For any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Index on any calculation day, its closing level on such calculation day divided by its starting level.
Closing Level[1]:	With respect to each Index, “closing level” has the meaning set forth under “Reference Assets—Indices—Special Calculation Provisions” in the prospectus supplement.
Starting Level:

With respect to the Russell 2000® Index: 1,690.526, its closing level on the pricing date.

With respect to the S&P 500® Index: 2,914.00, its closing level on the pricing date.

With respect to the EURO STOXX 50® Index: 3,449.79, its closing level on the pricing date.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Threshold Level:

With respect to the Russell 2000® Index: 1,267.8945, which is equal to 75% of its starting level.

With respect to the S&P 500® Index: 2,185.50, which is equal to 75% of its starting level.

With respect to the EURO STOXX 50® Index: 2,587.3425, which is equal to 75% of its starting level.

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06746XNM1 / US06746XNM10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Agent:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $21.75 per security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $15.00 per security. In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If an Index is discontinued or if the sponsor of an Index fails to publish that Index, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of that Index. In addition, the calculation agent will calculate the value to be used as the closing level of an Index in the event of certain changes in or modifications to that Index. For more information, see “Additional Terms of the Securities—Adjustments to an Index” in this pricing supplement.

2  If any calculation day is not a trading day with respect to any Index, that calculation day for each Index will be postponed to the next succeeding day that is a trading day with respect to each Index. A calculation day will also be postponed for any Index if a market disruption event occurs with respect to that Index on that calculation day as described under “Additional Terms of the Securities—Market Disruption Events” in this pricing supplement. In addition, the stated maturity date will be postponed if that day is not a business day as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement. Notwithstanding anything to the contrary in the prospectus supplement, the stated maturity date will not be postponed due to the postponement of the final calculation day, except as set forth under “Terms of the Securities—Stated Maturity Date” above.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Determining Payment on a Contingent Coupon Payment Date and at Maturity

On each quarterly contingent coupon payment date prior to the stated maturity date, whether the securities are automatically called and whether you receive a contingent coupon payment will each be determined based on the closing level of the lowest performing Index on the related quarterly calculation day.

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day prior to the final calculation day. The lowest performing Index on any calculation day is the Index that has the lowest performance factor on that calculation day, calculated for each Index as the closing level of that Index on that calculation day divided by its starting level.

Step 2: Determine if the securities are automatically called and whether a contingent coupon is paid on the applicable contingent coupon payment date prior to the stated maturity date, based on the closing level of the lowest performing Index on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive a cash payment per security calculated as described below.

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index that has the lowest performance factor on the final calculation day, calculated for each Index as its ending level divided by its starting level.

Step 2: Calculate the redemption amount based on the ending level of the lowest performing Index, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Hypothetical Payout Profile

The following profile illustrates the potential payment at stated maturity on the securities (excluding any contingent coupon payment otherwise due) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the accompanying prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•	If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity — We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a payment at stated maturity that will be equal to or less than the original offering price, depending on the ending level of the lowest performing Index on the final calculation day.

If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, the payment you receive at stated maturity will be reduced by an amount equal to the decline in the level of the lowest performing Index from its starting level (expressed as a percentage of its starting level). The threshold level for each Index is 75% of its starting level. For example, if the securities are not automatically called and the lowest performing Index on the final calculation day has declined by 25.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the original offering price. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the original offering price at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.

Even if the ending level of the lowest performing Index on the final calculation day is greater than its threshold level, the amount you receive at stated maturity will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Barclays Bank PLC or another issuer with a similar credit rating.

•	The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities — On each quarterly contingent coupon payment date you will receive a contingent coupon payment if the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

•	The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably — You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

•	Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices — Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although it is necessary for each Index to close above its respective threshold level on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

•	You Will Be Subject To Risks Resulting From The Relationship Between The Indices — The correlation of a pair of Indices represents a statistical measurement of the degree to which the returns of those Indices are similar to each other over a given period in terms of timing and direction. By investing in the securities, you assume the risk that the returns of the Indices will not be correlated. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between the Indices will be over the term of the securities. Each Index represents a different equity market. The Russell 2000® Index represents the small-capitalization segment of the United States equity market, the S&P 500® Index represents the large-capitalization segment of the United States equity market and the EURO STOXX 50® Index represents the Eurozone equity market. These different equity markets may not perform similarly over the term of the securities.

•	You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index — Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day if its ending level is below its threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

•	Higher Contingent Coupon Rates Are Associated With Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measure of the degree of variation in the levels of the Indices over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. The correlation of a pair of Indices represents a statistical measurement of the degree to which the returns of those Indices are similar to each other over a given period in terms of timing and direction. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its threshold level on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price at maturity.

•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder of the securities, by acquiring the securities, each holder of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The Russell 2000® Index — The Russell 2000® Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the Russell 2000® Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

•	There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities With Respect To The EURO STOXX 50® Index — The equity securities composing the EURO STOXX 50® Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

•	The Securities Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And The Euro With Respect To The EURO STOXX 50® Index — The EURO STOXX 50® Index is composed of non-U.S. securities denominated in euros. Because the level of the EURO STOXX 50® Index is also calculated in euros (and not in U.S. dollars), the performance of the EURO STOXX 50® Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. In addition, any payments on the securities determined based in part on the performance of the EURO STOXX 50® Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, holders of the securities will not benefit from any appreciation of the euro relative to the U.S. dollar.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

secondary market. Accordingly, in addition to the levels of the Indices on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Indices and the securities composing the Indices;

•	correlation (or lack of correlation) of the Indices;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the securities composing the Indices;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events;

•	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the EURO STOXX 50® Index trade; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the level of any Index will rise or fall. There can be no assurance that the level of any Index will not close below its threshold level on any calculation day. The level of each Index will be influenced by complex and interrelated political, economic, financial and other factors that affect that Index and the component securities of that Index. You should be willing to accept the downside risks associated with equities in general and each Index in particular, and the risk of losing a significant portion or all of the original offering price.

•	Owning The Securities Is Not The Same As Owning The Securities Composing Any Or All Of The Indices — The return on your securities may not reflect the return you would realize if you actually owned the securities composing any or all of the Indices. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the securities composing any Index would have.

•	Each Index Reflects The Price Return Of The Securities Composing That Index, Not The Total Return — The return on the securities is based on the performance of the Indices, which reflect changes in the market prices of the securities composing each Index. Each Index is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the applicable Index. Accordingly, the return on the securities will not include such a total return feature.

•	Adjustments To The Indices Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The policies of the sponsor of an Index (the “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of the component securities of such Index and the manner in which an index sponsor takes account of certain changes affecting such component securities of such Index may affect the level of such Index, and therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at stated maturity and whether contingent coupon payments will be made. An index sponsor could also discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the securities.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Indices or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any levels of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the level of an Index is to be determined; if an Index is discontinued or if the sponsor of an Index fails to publish that Index, selecting a successor index or, if no successor index is available, determining any value necessary to calculate any payments on the securities; and calculating the level of an Index on any date of determination in the event of certain changes in or modifications to an Index. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

•	The Historical Performance Of The Indices Is Not An Indication Of Their Future Performance — The historical performance of the Indices should not be taken as an indication of the future performance of the Indices. It is impossible to predict whether the closing levels of the Indices will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the levels of the Indices are not necessarily indicative of fluctuations or trends that may occur in the future.

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Index and the merits of investing in the securities.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included As Components Of The Indices — Actions by any company whose securities are components of an Index may have an adverse effect on the price of its security, the closing level of such Index on any calculation day, the ending level of such Index and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about the Index contained

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

in this pricing supplement and the accompanying index supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Index and the index sponsors. The index sponsors will not be involved in the offering of the securities made hereby in any way, and the index sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	Tax Treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus the contingent coupon payment otherwise due. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding any contingent coupon payment otherwise due). The performance factor of the lowest performing Index on the final calculation day is calculated as its ending level divided by its starting level.

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical payment at stated maturity per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
75.00%	$1,000.00
74.00%	$740.00
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at maturity (excluding any contingent coupon payment otherwise due); any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Hypothetical Automatic Calls and Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on a quarterly contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples assume the hypothetical starting level, threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index are set forth under “Terms of the Securities” above. For historical closing levels of the Indices, see the historical information set forth under the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The EURO STOXX 50® Index” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level and less than its starting level. As a result, the securities are not automatically called and investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date.

	Russell 2000® Index	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	95.00	90.00	80.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	95.00%	90.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level, but less than its starting level, the securities would not be automatically called and you would receive a contingent coupon payment on the applicable contingent coupon payment date. The contingent coupon payment would be equal to $20.50 per security, determined as follows: (i) $1,000 multiplied by 8.20% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its threshold level. As a result, the securities are not automatically called and investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date.

	Russell 2000® Index	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	125.00	69.00	105.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	125.00%	69.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Step 2: Determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on the applicable quarterly contingent coupon payment date.

The securities would not be automatically called, even though the closing levels of the better performing Indices on the relevant calculation day are greater than their starting levels. In addition, since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. As this example illustrates, whether the securities are automatically called and whether you receive a contingent coupon payment on a quarterly contingent coupon payment date will depend solely on the closing level of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Example 3. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus the contingent coupon payment otherwise due.

	Russell 2000® Index	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	105.00	115.00	130.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	105.00%	115.00%	130.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether the securities will be automatically called and whether a contingent coupon payment will be paid on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level, the securities would be automatically called and you would receive the original offering price plus the contingent coupon payment otherwise due on the call settlement date. On the call settlement date, you would receive $1,020.50 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Hypothetical Payment at Stated Maturity

Set forth below are three examples of calculations of the redemption amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, threshold level and ending levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index are set forth under “Terms of the Securities” above. For historical closing levels of the Indices, see the historical information set forth under the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The EURO STOXX 50® Index” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index on the final calculation day is greater than its starting level, the redemption amount is equal to the original offering price of your securities at maturity and you receive the contingent coupon payment otherwise due.

	Russell 2000® Index	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	135.00	145.00	125.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	135.00%	145.00%	125.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical threshold level, the redemption amount would equal the original offering price. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000 per security as well as the contingent coupon payment otherwise due.

Example 2. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than its threshold level, the redemption amount is equal to the original offering price of your securities at maturity and you receive the contingent coupon payment otherwise due.

	Russell 2000® Index	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	115.00	80.00	110.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	115.00%	80.00%	110.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index is not less than its hypothetical threshold level, you would be repaid the original offering price of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $1,000 per security as well as the contingent coupon payment otherwise due.

Example 3. The ending level of the lowest performing Index on the final calculation day is less than its threshold level, the redemption amount is less than the original offering price of your securities at maturity and you do not receive a contingent coupon payment at maturity.

	Russell 2000® Index	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	45.00	120.00	90.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	45.00%	120.00%	90.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical threshold level, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to $450.00 per security, calculated as follows:

$1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received prior to the stated maturity date, on the stated maturity date you would receive $450.00 per security, but no contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold level.

To the extent that the starting level, threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Additional Terms of the Securities

Barclays Bank PLC will issue the securities as part of a series of unsecured and unsubordinated debt securities entitled “Global Medium-Term Notes, Series A,” which are more fully described in the accompanying prospectus supplement. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the prospectus supplement, index supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to the Russell 2000® Index or the S&P 500® Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50® Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to the publish the level of the EURO STOXX 50® Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

Market Disruption Events

A “market disruption event” with respect to the Russell 2000® Index or the S&P 500® Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

(F)	The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Russell 2000® Index or the S&P 500® Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50® Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity Index and no successor index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the EURO STOXX 50® Index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an Index on any calculation day, then such calculation day for such Index will be postponed to the first succeeding trading day for such Index on which a market disruption event for such Index has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Index after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Index. If a calculation day has been postponed eight trading days for an Index after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Index on such eighth trading day, the calculation agent will determine the closing level of such Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the Russell 2000® Index or the S&P 500® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the Russell 2000® Index or the S&P 500® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor. Notwithstanding

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

the postponement of a calculation day for an Index due to a market disruption event with respect to such Index on such calculation day, the originally scheduled calculation day will remain the calculation day for any Index not affected by a market disruption event on such day.

Adjustments to an Index

If at any time a sponsor or publisher of an Index (each, an “index sponsor”) makes a material change in the formula for or the method of calculating such Index, or in any other way materially modifies such Index (other than a modification prescribed in that formula or method to maintain such Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such Index is to be calculated, calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the change, but using only those securities that comprised such Index immediately prior to that change. Accordingly, if the method of calculating an Index is modified so that the level of such Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust such Index in order to arrive at a level of such Index as if it had not been modified.

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Barclays Bank PLC, as issuer of the securities, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Barclays Bank PLC, as issuer of the securities, will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

The Russell 2000® Index

The Russell 2000® Index (the “RTY Index”) is calculated, maintained and published by FTSE Russell. The RTY Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks and is designed to track the performance of the small capitalization segment of the U.S. equity market. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying index supplement, as supplemented by the following updated information. As of August 2017, to be eligible for inclusion in the RTY Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) in the hands of unrestricted shareholders. Companies already included in the RTY Index have a 5 year grandfathering period to comply or they will be removed from the RTY Index in September 2022.

Historical Information

We obtained the closing levels of the RTY Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the RTY Index should not be taken as an indication of the future performance of the RTY Index. Future performance of the RTY Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the RTY Index during the term of the securities, including on any calculation day. We cannot give you assurance that the performance of the RTY Index will result in the return of any of the original offering price.

The following graph sets forth daily closing levels of the RTY Index for the period from January 1, 2013 to September 27, 2018. The closing level on September 27, 2018 was 1,690.526.

* The dotted line indicates the threshold level of 75% of the starting level of the RTY Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

The S&P 500® Index

The S&P 500® Index (the “SPX Index”) consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying index supplement, as supplemented by the following updated information. Beginning in June 2016 (or July 2017, in the case of IEX), U.S. common equities listed on Bats BZX, Bats BYX, Bats EDGA, Bats EDGX or IEX were added to the universe of securities that are eligible for inclusion in the SPX Index and, effective March 10, 2017, the minimum unadjusted company market capitalization for potential additions to the SPX Index was increased to $6.1 billion from $5.3 billion. In addition, as of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the SPX Index, but securities already included in the SPX Index have been grandfathered and are not affected by this change.

Historical Information

We obtained the closing levels of the SPX Index displayed in the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the SPX Index should not be taken as an indication of the future performance of the SPX Index. Future performance of the SPX Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the SPX Index during the term of the securities, including on any calculation day. We cannot give you assurance that the performance of the SPX Index will result in the return of any of the original offering price.

The following graph sets forth daily closing levels of the SPX Index for the period from January 1, 2013 to September 27 2018. The closing level on September 27, 2018 was 2,914.00.

* The dotted line indicates the threshold level of 75% of the starting level of the SPX Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

The EURO STOXX 50® Index

The EURO STOXX 50® Index (the “SX5E Index”) is composed of 50 component stocks of market leaders in terms of free-float market capitalization from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. At any given time, some eligible countries may not be represented in the SX5E Index. For more information about the SX5E Index, see “Indices—The EURO STOXX 50® Index” in the accompanying index supplement.

Historical Information

We obtained the closing levels of the SX5E Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the SX5E Index should not be taken as an indication of the future performance of the SX5E Index. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the SX5E Index during the term of the securities, including on any calculation day. We cannot give you assurance that the performance of the SX5E Index will result in the return of any of the original offering price.

The following graph sets forth daily closing levels of the SX5E Index for the period from January 1, 2013 to September 27, 2018. The closing level on September 27, 2018 was 3,449.79.

* The dotted line indicates the threshold level of 75% of the starting level of the SX5E Index.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Tax Considerations

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated (Contingent) Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent coupon payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent coupon payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent coupon payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2021 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of August 20, 2018, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on August 20, 2018, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated August 20, 2018, which has been filed as an exhibit to the report on Form 6-K referred to above.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due September 29, 2022

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment for the securities on the issue date indicated above, which is expected to be more than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required, by virtue of the fact that the securities will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement.

The securities are not intended to be offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA Retail Investor”). For these purposes, an EEA Retail Investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended from time to time, “MiFID”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended from time to time), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended from time to time, including by Directive 2010/73/EU). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended from time to time, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to EEA Retail Investors has been prepared and therefore offering or selling such securities or otherwise making them available to any EEA Retail Investor may be unlawful under the PRIIPs Regulation.